Exhibit 99.1

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE

GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements

and Supplemental Schedules

Years ended December 31, 2017 and 2016

with Report of Independent Registered Public Accounting Firm

REVISED PROFIT SHARING PLAN FOR THE EMPLOYEES

OF THE GOVERNMENT EMPLOYEES COMPANIES

Audited Financial Statements and

Supplemental Schedules

Years ended December 31, 2017 and 2016

Page

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	1-2
Statements of Net Assets Available for Plan Benefits	3
Statements of Changes in Net Assets Available for Plan Benefits	4
Notes to the Financial Statements	5-15

Supplemental Schedules

Schedule of Assets Held for Investment Purposes	16-19
Schedule of Reportable Transactions	20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Administrative Committee and Plan Participants of the

Revised Profit Sharing Plan for the Employees of the Government Employees Companies

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for plan benefits of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) as of December 31, 2017 and 2016, the related statements of changes in net assets available for plan benefits for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 2017 and 2016, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental information in the accompanying Schedule of Assets Held for Investment Purposes at December 31, 2017 and the Schedule of Reportable Transactions for the year ended December 31, 2017 have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental information is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Johnson Lambert LLP

We have served as the Plan’s auditor since 1986.

Vienna, Virginia

June 25, 2018

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

	December 31,
	2017	2016

ASSETS
Investments, at fair value	$3,363,537,293	$2,740,643,449

Receivable from Government Employees Companies	-	169,539,919
Notes receivable from participants	154,189,733	142,323,534

Total receivables	154,189,733	311,863,453

NET ASSETS AVAILABLE FOR PLAN BENEFITS	$3,517,727,026	$3,052,506,902

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

	Years Ended December 31,
	2017	2016
ADDITIONS
Investment income
Dividends and interest	$37,928,122	$34,726,281
Net appreciation in fair value of investments	467,066,467	206,416,757

Net Investment Income	504,994,589	241,143,038

Interest income on notes receivable from participants	4,538,202	3,951,440

Contributions
Employees	126,963,857	111,450,859
Government Employees Companies	47,853	169,584,664

Total Contributions	127,011,710	281,035,523

Other Additions	468,997	105,871

TOTAL ADDITIONS	637,013,498	526,235,872

DEDUCTIONS
Distributions to participants	(169,582,891)	(171,918,131)
Other deductions	(2,210,483)	(2,299,991)

TOTAL DEDUCTIONS	(171,793,374)	(174,218,122)

CHANGE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS	465,220,124	352,017,750

Net assets available for plan benefits at beginning of year	3,052,506,902	2,700,489,152

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR	$3,517,727,026	$3,052,506,902

See notes to the financial statements.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

Years ended December 31, 2017 and 2016

NOTE A - DESCRIPTION OF PLAN

The following description of the Revised Profit Sharing Plan for the Employees of the Government Employees Companies (the Plan) provides only general information. Participants should refer to the Plan document for a complete description. The Government Employees Companies (the Companies) include GEICO Corporation and certain of its subsidiaries.

Non-highly compensated participants may contribute up to 50 percent of qualified earnings and highly compensated participants are limited to 7 percent of qualified earnings, subject to the maximum dollar amount permitted by the Internal Revenue Code (IRC). Non-highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 10 percent of their pay or the IRC limit, whichever is less. Highly compensated participants are enrolled in an automatic 1 percent increase each year in their pre-tax contributions until their contribution reaches 7 percent of their pay or the IRC limit, whichever is less. Eligible participants may also make additional “catch-up” contributions as allowed by the IRC. Participants may allocate their contributions between tax-deferred accounts and, beginning November 1, 2007, Roth accounts. The Companies may contribute an amount to be shared by all eligible employees.

Employees automatically become eligible to make a 401(k) elective contribution to the Plan upon their date of hire and are generally eligible to receive a Company contribution after completing one year of service. Vesting is based on years of service at the following rates: 20 percent after two years, 40 percent after three years, 60 percent after four years, 80 percent after five years, and 100 percent after six years.

Withdrawals may be made from after-tax employee contributions made prior to January 1, 1998 (and a pro rata share of the earnings on after-tax contributions withdrawn that were made after December 31, 1986 and before January 1, 1998) and vested employer contributions made prior to January 1, 1993, subject to certain restrictions. Vested employer contributions made on or after January 1, 1993 can only be withdrawn under financial hardship conditions (for periods before September 2013) or after attainment of age 55. Tax-deferred contributions can be withdrawn under financial hardship conditions or after attainment of age 59 1⁄2. Roth contributions and earnings can be withdrawn tax free after the participant has completed five years of participation and attained age 59 1⁄2. The five year period begins with the first day of the participant’s taxable year in which he or she first made the Roth elective contribution. The participant can withdraw his or her Roth contributions before the five consecutive year period upon demonstration of financial hardship or attainment of age 59 1⁄2, but the earnings are subject to taxation.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF PLAN - CONTINUED

On termination of service due to death, disability or retirement, a participant or beneficiary may elect to receive an amount equal to the value of the participant’s vested interest in his or her account in either a lump-sum amount or in monthly or annual installments which provide payments for a period certain of 5, 10 or 15 years. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.

The Plan allows participants to borrow funds from their vested accounts subject to certain restrictions. Payroll deductions are required to repay notes receivable over five years or less except in the case of a mortgage-related note which may be repaid over a period of up to 15 years. The interest rate is fixed for the term of the note at the commercial rate of interest charged by area banks on loans which are made under similar circumstances. When a participant terminates, any notes receivable balance must be repaid prior to any account distribution.

The Companies have the right under the Plan to discontinue their contributions at any time. Effective December 31, 2017, the Companies became joint participating employers in the General Re Corporation and Government Employees Companies Savings and Stock Ownership Plan (SOP). In February 2018, the Companies made a contribution to the SOP, and will continue to contribute to the SOP, until all remaining unallocated shares are allocated and will resume contributions to the Plan thereafter. Although they have not expressed any intent to do so, the Companies have the right under the Plan to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Subsequent Events: The Plan has performed an evaluation of subsequent events and has considered relevant matters in the preparation of the financial statements and footnotes.

Use of Estimates: Preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Investments:    Investments, except for collective trusts, are reported at aggregate fair value based upon quoted market prices. Collective trusts are reported at aggregate fair value based on a calculation of the trusts’ unit values. The trusts’ unit values are determined daily, when the New York Stock Exchange is open for trading, by dividing the net asset value of the trust by the number of trust units outstanding. The appreciation or depreciation in the aggregate fair value of investments is reflected in the statements of changes in net assets available for plan benefits. Net realized gains and losses on security sales are determined using the average cost of investments.

Collective trusts consist of Vanguard Target Retirement Trusts (Trusts). The Trusts invest in corresponding master trusts, which in turn invest in Vanguard mutual funds using an asset allocation strategy designed for investors planning to retire or leave the workforce in or within a few years of a target year.

Notes Receivable from Participants:    Notes receivable from participants are reported at their unpaid principal balances plus any accrued but unpaid interest. No allowance is required as delinquent notes result in an automatic deemed distribution from the participant’s account after the cure period.

Administrative Expenses:    Some administrative expenses are paid by the Companies. Other administrative expenses (e.g., recordkeeping fees for active participants) are paid by the Plan through deductions from the forfeiture account. Administrative expenses related to participants who are no longer employed are deducted from the participants’ accounts.

NOTE C - INVESTMENT OPTIONS

Participants can direct the investment of all contributions to their accounts to a variety of alternatives. In the event a participant does not make an election to direct the investment of employee or employer contributions, such contributions are invested in a default fund which is the Vanguard Target Retirement Trust with the target date closest to the year in which the participant will turn age 65.

Participants had balances in one or more of the following funds or trusts at December 31, 2017:

•	Berkshire Hathaway Class B Common Stock Fund - This fund consists primarily of Class B shares of common stock of Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and a small cash balance. The net assets of this fund are owned directly by the Plan. Participants in this fund own units which are valued daily similar to a mutual fund.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS - CONTINUED

•	Vanguard Dividend Growth Fund - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Emerging Markets Stock Index Fund Institutional Shares - A mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world.

•	Vanguard Federal Money Market Fund - A money market fund.

•	Vanguard Growth Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

•

Vanguard Inflation-Protected Securities Fund Institutional Shares - A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation.

•	Vanguard Institutional Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index.

•	Vanguard Mid-Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Small-Cap Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of common stocks.

•

Vanguard Target Retirement 2015 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2015 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2015.

•

Vanguard Target Retirement 2020 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2020 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2020.

•

Vanguard Target Retirement 2025 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2025 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2025.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS – CONTINUED

•

Vanguard Target Retirement 2030 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2030 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2030.

•

Vanguard Target Retirement 2035 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2035 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2035.

•

Vanguard Target Retirement 2040 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2040 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2040.

•

Vanguard Target Retirement 2045 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2045 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2045.

•

Vanguard Target Retirement 2050 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2050 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2050.

•

Vanguard Target Retirement 2055 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2055 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2055.

•

Vanguard Target Retirement 2060 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2060 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2060.

•

Vanguard Target Retirement 2065 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2065 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2065.

•

Vanguard Target Retirement Income Trust Plus - A collective trust invested in the Vanguard Target Retirement Income Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for those already in retirement.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE C - INVESTMENT OPTIONS – CONTINUED

•	Vanguard Total Bond Market Index Fund Institutional Plus Shares - A mutual fund investing in a portfolio of investment-grade bonds.

•	Vanguard Total International Stock Index Fund Institutional Shares - A mutual fund investing in developing and emerging markets, excluding the United States.

•	Vanguard Value Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Windsor Fund Admiral Shares - A mutual fund investing in a portfolio of common stocks.

The following funds became unavailable during 2017 and participants with balances in the funds had their balances transferred to other funds:

•	Vanguard Prime Money Market Fund Admiral Shares - A money market fund.

•

Vanguard Inflation-Protected Securities Fund Admiral Shares - A mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation.

•	Vanguard Mid-Cap Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

•	Vanguard Small-Cap Index Fund Institutional Shares - A mutual fund investing in a portfolio of common stocks.

•

Vanguard Target Retirement 2010 Trust Plus - A collective trust invested in the Vanguard Target Retirement 2010 Master Trust (Master Trust). The Master Trust invests in Vanguard mutual funds which are appropriate for retirement around 2010.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D – INVESTMENTS

U.S. GAAP establishes a three-level hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the assets or liabilities fall within different levels of the hierarchy, the classification is based on the lowest input that is significant to the fair value measurement of the asset or liability. Classification of assets and liabilities within the hierarchy considers the markets in which the assets and liabilities are traded and the reliability and transparency of the assumptions used to determine fair value. The hierarchy requires the use of observable market data when available. The levels of the hierarchy and those investments included in each are as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Mutual funds and common stocks are traded on an exchange in active markets and fair values are based on quoted market prices.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs.

Level 3 – Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement.

Collective trusts are valued based on the net asset value of the collective trust divided by the number of trust units outstanding. Investments in collective trusts are typically valued, as a practical expedient, utilizing the net asset valuations provided by the underlying private investment companies and or their administrators, without adjustment, when the net asset valuations of the investments are calculated in a manner consistent with U.S. GAAP for investment companies. Although the majority of the master trusts’ investments are traded on an exchange in active markets and therefore can be valued based on a quoted market price, the values of the collective trusts are not quoted in an active market. Investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy and are shown as a reconciling item.

These valuation techniques involve some level of management estimation and judgment. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used and are reflective of the assumptions that market participants would use in valuing assets or liabilities.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D - INVESTMENTS - CONTINUED

Investments measured at fair value on a recurring basis consist of the following:

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value

December 31, 2017

Berkshire Hathaway Class B Common Stock Fund	$266,400,908	$-	$-	$-	$266,400,908
Non-employer invested securities:
Vanguard mutual funds:
Money market	251,688,811	-	-	-	251,688,811
Fixed maturity:
Bond index	161,001,555	-	-	-	161,001,555
Inflation protected	20,683,556	-	-	-	20,683,556
Equity:
Common stock index	1,112,399,955	-	-	-	1,112,399,955
Common stock	273,863,010	-	-	-	273,863,010
Vanguard target retirement collective trusts	-	-	-	1,277,499,498	1,277,499,498

Total investments	$2,086,037,795	$-	$-	$1,277,499,498	$3,363,537,293

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE D - INVESTMENTS - CONTINUED

	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Net Asset Value As Practical Expedient	Total Fair Value

December 31, 2016

Berkshire Hathaway Class B Common Stock Fund	$208,992,195	$-	$-	$-	$208,992,195
Non-employer invested securities:
Vanguard mutual funds:
Money market	270,274,608	-	-	-	270,274,608
Fixed maturity:
Bond index	151,926,499	-	-	-	151,926,499
Inflation protected	19,010,030	-	-	-	19,010,030
Equity:
Common stock index	902,023,563	-	-	-	902,023,563
Common stock	232,376,417	-	-	-	232,376,417
Vanguard target retirement collective trusts	-	-	-	956,040,137	956,040,137

Total investments	$1,784,603,312	$-	$-	$956,040,137	$2,740,643,449

There were no transfers into (out of) Levels 1, 2 or 3 in 2017 and 2016. The Plan’s policy is to recognize all transfers between levels as of the end of the reporting period.

NOTE E – TERMINATIONS, WITHDRAWALS AND FORFEITURES

Following is a summary of terminations, withdrawals and forfeitures for the years ending December 31:

	2017	2016

Terminations and Withdrawals	$169,582,891	$171,918,131
Forfeitures	10,403,801	12,394,408

Forfeitures represent only non-vested contributions by the Companies. Forfeitures in excess of the Trustee’s record-keeping fees for active participants are allocated proportionately among remaining active participants as of December 31 of each year based on the participant’s earnings for that year. The forfeitures are allocated in the subsequent year.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE F - FEDERAL TAXES

The Plan is exempt from taxation in accordance with the provisions of Section 501(a) of the IRC. Employer contributions and income earned from Plan investments are not taxable to participants until distributed. Employee contributions made from pre-tax earnings are taxed upon distribution. Employee contributions made from after-tax earnings are not subject to additional income tax upon distribution. Pre-tax distributions and earnings may be subject to an excise tax when distributed.

U.S. GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the federal and state authorities. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2017 and 2016, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

The Plan obtained its latest determination letter on February 5, 2018. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan has indicated it will take the necessary steps to maintain the Plan’s qualified status. As a result, the Plan administrator believes the Plan is qualified and therefore, is exempt from taxation. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes the Plan is currently designed and being operated in compliance with applicable requirements of the IRC.

NOTE G - PARTY IN INTEREST TRANSACTIONS

The Plan includes investments in shares of mutual funds, collective trusts, a fund of common stock issued by Berkshire Hathaway Inc., the ultimate parent company of GEICO Corporation, and participant notes. The funds and notes are managed by an affiliate of Vanguard Fiduciary Trust Company (VFTC). VFTC acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party in interest transactions, which are exempt from the prohibited transaction rules. The Companies pay certain expenses charged by VFTC. Additionally, personnel and facilities of the Companies have been used to perform administrative functions for the Plan at no charge to the Plan.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

NOTES TO THE FINANCIAL STATEMENTS

NOTE H - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to Form 5500:

	December 31,
	2017	2016

Net assets available for plan benefits per the financial statements	$3,517,727,026	$3,052,506,902
Adjustment for deemed distributions from plan assets	(831,232)	(706,108)

Net assets available for plan benefits per Form 5500	$3,516,895,794	$3,051,800,794

The following is a reconciliation of distributions to participants per the financial statements to Form 5500:

	For the Years Ended December 31,
	2017	2016

Distributions to participants per the financial statements	$169,582,891	$171,918,131
Adjustment for deemed distributions from plan assets at end of year	831,232	706,108
Adjustment for deemed distributions from plan assets at beginning of year	(706,108)	(811,674)

Distributions to participants per Form 5500	$169,708,015	$171,812,565

NOTE I - RISKS AND UNCERTAINTIES

The Plan includes investments in various securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the statement of net assets available for plan benefits.

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 2017

Attachment to Form 5500, Schedule H, Line 4(i)

	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

*	Berkshire Hathaway Class B Common Stock Fund	A fund consisting primarily of Class B shares of common stock of Berkshire Hathaway Inc. and a small cash balance	$146,706,074	$266,400,908

*	Vanguard Dividend Growth Fund	Mutual fund investing in a portfolio of common stocks	34,481,792	41,827,510

*	Vanguard Emerging Markets Stock Index Fund Institutional Shares	Mutual fund investing in a portfolio of international common stocks focused in emerging markets around the world	59,144,820	63,676,451

*	Vanguard Federal Money Market Fund	A money market fund	251,688,811	251,688,811

*	Vanguard Growth Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	135,066,784	226,466,915

*	Vanguard Inflation-Protected Securities Fund Institutional Shares	Mutual fund that invests in bonds that are backed by the full faith and credit of the U.S. Government and where principal is adjusted quarterly based on inflation	20,979,301	20,683,556

*	Vanguard Institutional Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks tracking the performance of the Standard & Poor’s 500 Index	250,142,393	365,799,029

*	Vanguard Mid-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	145,638,059	155,310,436

*	Vanguard Small-Cap Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of common stocks	116,857,535	126,255,764

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2017

Attachment to Form 5500, Schedule H, Line 4(i)

	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

*	Vanguard Total Bond Market Index Fund Institutional Plus Shares	Mutual fund investing in a portfolio of investment-grade bonds	164,353,055	161,001,555

*	Vanguard Total International Stock Index Fund Institutional Shares	Mutual fund investing in developing and emerging markets, excluding the United States	88,367,930	101,522,138

*	Vanguard Value Index Fund Institutional Shares	Mutual fund investing in a portfolio of common stocks	48,670,872	73,369,222

*	Vanguard Windsor Fund Admiral Shares	Mutual fund investing in a portfolio of common stocks	168,501,930	232,035,500

*	Vanguard Target Retirement 2015 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2015	3,923,667	4,307,832

*	Vanguard Target Retirement 2020 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2020	129,931,241	152,316,863

*	Vanguard Target Retirement 2025 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2025	12,041,004	13,593,254

*	Vanguard Target Retirement 2030 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2030	178,584,924	215,828,805

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2017

Attachment to Form 5500, Schedule H, Line 4(i)

	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

*	Vanguard Target Retirement 2035 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2035	6,611,012	7,472,134

*	Vanguard Target Retirement 2040 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2040	271,927,676	337,907,489

*	Vanguard Target Retirement 2045 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2045	7,722,836	8,846,602

*	Vanguard Target Retirement 2050 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2050	349,162,071	434,526,214

*	Vanguard Target Retirement 2055 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2055	11,575,716	13,116,413

*	Vanguard Target Retirement 2060 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2060	54,981,326	66,739,751

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES - CONTINUED

December 31, 2017

Attachment to Form 5500, Schedule H, Line 4(i)

	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment Including Maturity Date, Rate of Interest, Par, or Maturity Value	Cost	Current Value

*	Vanguard Target Retirement 2065 Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for retirement around 2065	108,697	113,545

*	Vanguard Target Retirement Income Trust Plus	Collective trust investing in a master trust investing in Vanguard mutual funds appropriate for those already in retirement	21,406,500	22,730,596

*	Notes Receivable from Participants	Maturities ranging from one year to fifteen years, interest ranging from 2.29% to 9.25%	-	154,189,733

	Total assets held for investment purposes		$2,678,576,026	$3,517,727,026

* Party in interest

REVISED PROFIT SHARING PLAN

FOR THE EMPLOYEES OF THE GOVERNMENT EMPLOYEES COMPANIES

EIN 52-1135801, PN 001

SCHEDULE OF REPORTABLE TRANSACTIONS

Year Ended December 31, 2017

Attachment to Form 5500, Schedule H, Line 4(j)

Description of Asset	Purchase Price	Selling Price	Cost of Asset	Current Value of Asset on Transaction Date	Net Gain (Loss)

Vanguard Federal Money Market Fund	$330,322,413			$330,322,413
Vanguard Federal Money Market Fund		$80,025,647	$80,025,647	80,025,647	$-

Vanguard Mid-Cap Index Fund Institutional Plus Shares	151,293,866			151,293,866
Vanguard Mid-Cap Index Fund Institutional Plus Shares		5,823,278	5,668,365	5,823,278	154,913

Vanguard Target Retirement 2050 Trust Plus	105,353,070			105,353,070
Vanguard Target Retirement 2050 Trust Plus		61,625,310	54,111,433	61,625,310	7,513,877